Exhibit 20

[AVICENA GROUP, INC. LETTERHEAD]

January 24, 2006

[INSERT NAME AND ADDRESS OF AVICENA STOCKHOLDER]

Dear Avicena Stockholder:

We are excited to announce that the merger of AVN Acquisition Corp., a Delaware corporation (“AVN”), a single-purpose company formed in January 2005 to provide financing to Avicena, with and into Avicena Group, Inc., a Delaware corporation (“Avicena”) is now complete!

As a result of the merger, which was approved by the board of directors of each company and a majority of Avicena’s and AVN’s stockholders, all of Avicena’s previously outstanding shares of preferred stock have been converted to new Avicena common stock ($.001 par value) (“Common Stock”). All previously outstanding shares of Avicena’s Series C Preferred Stock were converted into Common Stock on a 1.4 to 1 basis and all previously outstanding shares of Avicena’s Series A and Series B Preferred Stock were converted into Common Stock on a 2.1 to 1 basis. In addition, all of Avicena’s previously outstanding shares of common stock were split on a 1.4 to 1 basis. To properly document the conversion, all stockholders must surrender their old Avicena stock certificates along with the completed letter of direction, to Computershare, our transfer agent, and will receive new certificates. All the instructions for surrendering your old certificate, completing the letter of direction and receiving a new certificate are enclosed herewith. Please note that the new stock certificates will be dated currently, but for tax or holding period purposes, you may be able to claim the original date of issuance. Please contact your tax advisor with additional questions in this regard.

I wish you the best in the coming year and thank you for your continued support in Avicena.

Yours very truly,

/s/ Belinda Tsao Nivaggioli
Belinda Tsao Nivaggioli
Chief Executive Officer

LETTER OF DIRECTION

OF AVICENA GROUP, INC.

TO:	COMPUTERSHARE TRUST COMPANY, INC.

350 Indiana Street

Suite #800

Golden, Co 80401

THE INSTRUCTIONS ACCOMPANYING THIS LETTER OF DIRECTION SHOULD BE READ CAREFULLY BEFORE THIS LETTER OF DIRECTION IS COMPLETED.

Ladies and Gentlemen:

The Agreement and Plan of Merger (the “Merger Agreement”) by and between AVN Acquisition Corp. (“AVN”) and Avicena Group, Inc. (“Avicena”), dated October 25, 2005, and approved by the stockholders of AVN by written consent, which merges AVN with and into Avicena, with Avicena as the surviving corporation (the “Merger”), was consummated on November 23, 2005. As a result of the Merger, all of Avicena’s previously outstanding shares of preferred stock (“Preferred Stock”) have been converted to new Avicena common stock ($.001 par value) (“Common Stock”). All previously outstanding shares of Avicena’s Series C Preferred Stock were converted into Common Stock on a 1.4 to 1 basis and all previously outstanding shares of Avicena’s Series A and Series B Preferred Stock were converted into Common Stock on a 2.1 to 1 basis. In addition, all of Avicena’s previously outstanding shares of common stock (“Old Common Stock”) were split on a 1.4 to 1 basis. Each holder that (1) properly completes this Letter of Direction, and (2) surrenders that holder’s certificate representing the Old Common Stock or Avicena preferred stock, unless such stock is uncertificated, is entitled receive a new stock certificate evidencing the holder’s Common Stock pursuant to these conversion ratios.

By the execution and delivery of this Letter of Direction, the undersigned acknowledges and reaffirms the undersigned’s approval and consent to the Merger, acknowledges the validity and enforceability of the Merger, and acknowledges and reaffirms the undersigned’s approval and consent to the prohibition that holders of shares of Old Common and Preferred Stock refrain from selling any of their Avicena stock until November 14, 2006.

The undersigned hereby represents and warrants that the undersigned (i) owns the number of shares of Old Common or Preferred stock (the “Shares”) listed below; and (ii) has full power and authority to submit, sell, assign and transfer the Shares, and such sale, assignment and transfer will not conflict or violate any law, regulation or order of any governmental authority applicable to the undersigned or any contract to which the undersigned is a party or by which the undersigned’s assets or properties are bound. The undersigned will, upon request, execute and deliver any additional documents necessary or desirable to complete the delivery and exchange of the certificates representing the Shares as described herein. No alternative, conditional or contingent offers to exchange such certificates will be accepted. Any transfer of certificates representing the Shares hereunder is irrevocable. Avicena is an intended third party beneficiary of this Letter of Direction.

Avicena Group, Inc.

Letter of Direction

The undersigned surrenders herewith the following certificates of Avicena Old Common and/or Preferred Stock:

Name of Registered Holder of Old Common (Please fill in exactly as name appears on certificate(s))	Certificate Number	Number of Shares

Name of Registered Holder of Preferred Stock (Please fill in exactly as name appears on certificate(s))	Certificate Number	Number of Shares

Please issue the new certificate(s) of Common Stock in the name and address appearing above unless Special Instructions are given below. Even if Special Instructions are given, you must sign and date this Letter of Direction.

Signature(s): _________________________________________________________________________

(Please sign exactly as name appears on face of the certificate(s) being surrendered. If new certificate is not to be issued such stockholder, complete Special Instructions below.)

_____________________________________________________________________________________

(If two or more joint owners hold the certificate(s), all such owners must sign.)

Name: _________________________________________________________________________________

Address (Including zip code) : ________________________________________________________________

____________________________________________________________________________________

Dated:                             , 2006

Capacity (Full Title): _______________________________________________________________

(If signature is by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, please set forth full title and see Instruction 3.)

Special Instructions and Signature Guarantee

Special Payment Instructions. Complete ONLY if the new certificate is to be issued in a name which differs from the name on the face of the certificate being surrendered. In such case, a signature guarantee is required. Issue to:

Name: _______________________________________________________________________________

Address (Including zip code): ________________________________________________________________

_____________________________________________________________________________________

Avicena Group, Inc.

Letter of Direction

Special Delivery Instructions. Complete ONLY if the new certificate is to be mailed to some address other than the address reflected above. Mail to:

Name: _________________________________________________________________________________

Address (Including zip code): ________________________________________________________________

_____________________________________________________________________________________

Signature Guarantee. Complete ONLY if required.

Authorized Signature: _________________________________________________________________________

Name of Firm: _______________________________________________________________________________

Address of Firm (Including zip code): ______________________________________________________________

_____________________________________________________________________________________

Avicena Group, Inc.

Letter of Direction

LETTER OF DIRECTION INSTRUCTIONS

1. Method of Delivery: This Letter of Direction must be properly filled in, dated and signed by the owner or owners of the certificate(s) transmitted herewith and mailed or delivered with such certificate(s) to the Transfer Agent at the following address:

By Mail, Overnight Courier or Messenger:
COMPUTERSHARE TRUST COMPANY, INC.
350 Indiana Street
Suite #800
Golden, Co 80401

If your stock was never certificated, See instruction 4.

THE METHOD OF DELIVERY OF ALL DOCUMENTS IS AT THE OPTION AND RISK OF THE STOCKHOLDER, BUT IF DELIVERY IS BY MAIL, REGISTERED INSURED MAIL IS RECOMMENDED. PLEASE MAKE EVERY EFFORT TO DELIVER ALL DOCUMENTS BY APRIL 1, 2006.

Questions and requests for assistance or additional copies of this Letter of Direction should be directed to the Transfer Agent at the above address or by phone at (303) 262-0600.

2. Inadequate Space: If the space provided herein is inadequate, the name(s) of registered holder, certificate numbers and numbers of shares should be listed on a separate, signed schedule affixed hereto.

3. Signatures.

Certificate Issued in the Same Name: If the new certificate is to be issued in the same name as the surrendered certificate(s), the Letter of Direction should be completed and signed exactly as the surrendered certificate(s). Do not sign the surrendered certificate(s). If any of the certificates surrendered hereby are owned by two or more joint owners, all such owners must sign this Letter of Direction exactly as written on the face of the certificate(s). If any shares are registered in different names on several certificates, it will be necessary to complete, sign and submit as many separate Letters of Direction as there are different registrations. Letters of Direction executed by trustees, executors, administrators, guardians, officers of corporations, or others acting in a fiduciary capacity who are not identified as such in the registration must be accompanied by proper evidence of the signer’s authority to act.

Certificate Issued in Different Name: If the new certificate is to be in a different name than the surrendered certificate(s), signatures on this Letter of Direction must be guaranteed by a firm that is a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents’ Medallion Program (each an “Eligible Institution”). If any surrendered certificate is registered in the name(s) of a person or entity other than the signer of this Letter of Direction, then the surrendered certificate must be endorsed or accompanied by duly executed stock powers, in either case signed exactly as the name(s) of the registered owners appear on such certificate(s) or stock power(s), with the signatures on the certificate(s) or stock power(s) guaranteed by an Eligible Institution.

4. Special Delivery Instructions: Indicate the name and address to which the certificate is to be sent if different from the name and/or address of the person(s) signing this Letter of Direction. The stockholder is required to give the social security number or employer identification number of the record owner of the Shares.

5. Surrender of Certificate(s); Lost Certificate(s): You will not receive your new certificate(s) unless and until you deliver this Letter of Direction, properly completed and duly executed, to the Transfer Agent, together with the certificate(s) evidencing your shares and any required accompanying evidences of authority. If your certificate has been lost, stolen, misplaced or destroyed, or if Avicena never issued you a certificate, contact the Transfer Agent for instructions at (303) 262-0600 prior to submitting this Letter of Direction.

6. Substitute Form W-9: Under the Federal Income Tax Law, a non-exempt stockholder is required to provide the Transfer Agent with such stockholder’s correct Taxpayer Identification Number (“TIN”) on the Form W-9 below. If the certificate(s) are in more than one name or are not in the name of the actual owner, consult the enclosed Guidelines for Certification of Taxpayer Identification Number on Form W-9 for additional details on what TIN to give the Transfer Agent. Failure to provide the information on the form may subject the surrendering stockholder to backup withholding on any cash payment.

Avicena Group, Inc.

Letter of Direction

Form W-9 (Rev. December 1997) Department of the Treasury Internal Revenue Service	Request for Taxpayer Identification Number and Certification	Give this form to the requester. Do NOT send to IRS.

Part I – Please provide your TIN. For individuals and sole proprietors, this is your social security number. For other entities, it is your employer identification number.

Social Security or Employer Identification Number

Part II – Certification. — Under penalties of perjury, I certify that:

(1) The number shown on this form is my correct taxpayer identification number (or I am waiting for a number to be issued to me).

(2)    I am not subject to backup withholding either because I have not been notified by the Internal Revenue Service (IRS) that I am subject to backup withholding a result of failure to report all interest or dividends, or the IRS has notified me that I am no longer subject to backup withholding.

Certification Instructions — You must cross out item (2) above if you have been notified by IRS that you are currently subject to backup withholding because of underreporting interest or dividends on your tax return. However, if after being notified by the IRS that you were subject to backup withholding, you received another notification from the IRS that you were no longer subject to backup withholding, do not cross out item (2).

Please
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